EXHIBIT 10.1

Loan No. ________

JPMORGAN CHASE BANK, N.A.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "First Amendment") is dated to be effective as of September 30, 2013, between FIRST CASH FINANCIAL SERVICES, INC. ("Borrower") and JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, N.A., TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, BOKF, N.A., d/b/a BANK OF TEXAS, and AMEGY BANK NATIONAL ASSOCIATION (collectively "Lender").

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Credit Agreement dated as of September 11, 2012 and that First Amendment to Amended and Restated Credit Agreement dated December 27, 2012 (collectively the "Credit Agreement"); and

WHEREAS, Borrower and Lender desire to amend the Credit Agreement by this Second Amendment to reflect the agreements and amendments as set forth below.

NOW, THEREFORE, for and in consideration of the above premises and for other good and valuable consideration, the parties hereto agree as follows:

1.    Definitions. All capitalized terms defined in the Credit Agreement and not otherwise defined in this Second Amendment shall have the same meanings as assigned to them in the Credit Agreement when used in this Second Amendment, unless the context hereof shall otherwise require or provide.

2.    Representations and Warranties. In order to induce Lender to enter into this Second Amendment, Borrower represents and warrants to Lender that:

A.    Borrower has the requisite corporate authority to execute, deliver and perform the terms and provisions of this Second Amendment and the Credit Agreement as amended by this Second Amendment, and Borrower has taken all corporate and other action necessary to authorize such matters; and

B.    This Second Amendment and the Credit Agreement, as amended hereby, are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights; and

C.    All of the representations and warranties of Borrower in the Credit Agreement, as amended by this Second Amendment, are true and correct as of the date hereof.

3.    Amendment to Credit Agreement. The Credit Agreement is amended in the following manner:

(a)    The following definition is amended and shall read in its entirety as follows:

“‘Aggregate Commitment’ means the aggregate of the Commitments of all Lenders, as increased and/or reduced from time to time pursuant to the terms hereof, which as of September 30, 2013 shall be equal to Two Hundred Five Million and no/100 Dollars ($205,000,000.00).”

(b)    Section 6.14 of the Credit Agreement is amended and shall read in its entirety as follows:

"6.14    Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to Subsidiaries), or commitments therefore, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except for (a) Cash Equivalent Investments, (b) existing investments in Subsidiaries and other Investments in existence on the Closing Date, or (c) Acquisition Investment(s) during the preceding twelve (12) month period as long as (i) the aggregate purchase price of such Acquisition Investment(s) do not exceed twenty percent (20%) of the Consolidated Tangible Net Worth as reflected on the Borrower's most recently submitted Compliance Certificate, and (ii) the purchase price of any single Acquisition Investment does not exceed ten percent (10%) of the Consolidated Tangible Net Worth as reflected on the Borrower's most recently submitted Compliance Certificate; provided, however, (iii) for the three (3) month period beginning September 30, 2013 and ending December 31, 2013, Borrower may contract for and close on purchases of Acquisition Investments (in addition to those Acquisition Investments permitted by [i] and [ii] preceding) which have an aggregate purchase price of up to, but not exceeding $60,000,000.00. For purposes of this Section 6.14, (y) the term "Acquisition Investment" shall include, but not be limited to, investment in a newly created company with limited or no operating history and/or with limited or no tangible assets and (z) as of January 1, 2013, the Borrower and the Lenders agree that, for covenant calculation purposes, the aggregate amount of the Acquisition Investments for the preceding twelve (12) month period will be $0.00."

4.    Amendment to Schedule 3. Schedule 3 (Commitments and Pro Rata Shares) is amended as set forth in the attachment to this Second Amendment.

5.    Scope of Amendments. Any and all other provisions of the Credit Agreement and the other Loan Documents are hereby amended and modified wherever necessary and even through not specifically addressed herein, so as to conform to the amendments set forth in this Second Amendment.

6.    Limitation on Agreements. The amendments set forth herein are limited in scope as described herein and shall not be deemed (a) to be a consent under, or waiver of, any other term or condition of the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Lender now has or may have in the future under, or in connection with the Credit Agreement as amended by this Second Amendment or the Loan Documents.

7.    Multiple Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed to be effective as of September 30, 2013.

BORROWER:            FIRST CASH FINANCIAL SERVICES, INC.

By:
Name:     Rick L. Wessel
Title:     President

LENDER:            JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

BOKF, N.A., d/b/a BANK OF TEXAS

By:
Name:
Title:

AMEGY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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